UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 14, 2018

Cactus, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38390	35-2586106
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

920 Memorial City Way, Suite 300
Houston, Texas 77024

(Address of Principal Executive Offices)
(Zip Code)

(713) 626-8800

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.               ☒

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 14, 2018, Brian Small notified Cactus, Inc. (the “Company”) of his intention to step down from the position of Chief Financial Officer of the Company and transition to the new role of Senior Finance Director, effective March 15, 2019.  Also effective as of March 15, 2019, Mr. Small will no longer serve as the Company’s principal financial officer. In his new role, Mr. Small will oversee various corporate and operational finance functions.

On November 14, 2018, the Board of Directors of the Company appointed Stephen Tadlock to serve as Vice President and Chief Financial Officer of the Company, effective as of March 15, 2019.  In addition, effective as of March 15, 2019, Mr. Tadlock will assume the duties of the Company’s principal financial officer. In connection with his appointment as Vice President and Chief Financial Officer, effective as of March 15, 2019, Mr. Tadlock will no longer serve as Vice President and Chief Administrative Officer of the Company.

Stephen Tadlock was appointed as our Vice President and Chief Administrative Officer in March 2018. He joined the Company in June 2017 as Vice President of Corporate Services. Mr. Tadlock previously worked at Cadent Energy Partners LLC from 2007 to 2017, where he most recently served as a Partner from 2014 to 2017. While at Cadent Energy Partners LLC, Mr. Tadlock managed investments across all energy sectors and worked with Cactus LLC since its founding in 2011 as a board observer. Prior to joining Cadent Energy Partners LLC, Mr. Tadlock was a consultant to Cairn Capital, a London based asset management firm.  He also previously served as Associate to the CEO of SoundView, a publicly traded investment bank in Old Greenwich, Connecticut. Mr. Tadlock began his career as an analyst at UBS Investment Bank in New York, New York. He is currently a director and Chairman of Polyflow Holdings, LLC. Mr. Tadlock previously served as a director of Composite Energy Services, LLC and Energy Services Holdings, LLC until his resignation in 2017. Mr. Tadlock graduated from Princeton University in 2001 with a Bachelor of Science in Engineering in Operations Research and from the Wharton School at the University of Pennsylvania in 2007 with a Master of Business Administration.

The Compensation Committee of the Board of Directors of the Company has not yet determined any changes to the compensation for either Mr. Small or Mr. Tadlock. The Company will provide such information in an amendment to this Form 8-K within four business days after the information is determined or becomes available.

Item 7.01                                           Regulation FD Disclosure.

A press release announcing the matters described in Item 5.02 above, dated November 14, 2018, is attached to this Current Report on Form 8-K as Exhibit 99.1.

The information furnished under Item 7.01 of this Report, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01                   Financial Statements and Exhibits.

(d)         Exhibits.

Exhibit No.	Description

99.1	Press Release of Cactus, Inc., dated November 14, 2018.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 14, 2018
Cactus, Inc.

	By:	/s/ David Isaac
	Name:	David Isaac
	Title:	General Counsel and Vice President of Administration

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